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                                                                     EXHIBIT 3.1

                        CERTIFICATE OF INCORPORATION OF

                           TERAYON MERGER CORPORATION

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                      I.

     The name of this corporation is TERAYON MERGER CORPORATION.

                                      II.

     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                     III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                      IV.

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Fifty Million (50,000,000) shares. Thirty-Five Million (35,000,000) shares shall be Common Stock. Fifteen Million (15,000,000) shares shall be Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more series. Except as provided below, the Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       1.
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     Four Million One Hundred Sixty-Two Thousand Ninety-Three (4,162,093) shares of Preferred Stock are designated "Series A Preferred Stock," Eight Hundred Ninety-Six Thousand Eight Hundred Thirty-Four (896,834) shares of Preferred
Stock are designated "Series B Preferred Stock," Four Hundred Forty-Eight Thousand Four Hundred Seventeen (448,417) shares of Preferred Stock are designated "Series B-1 Preferred Stock," Eight Hundred Fourteen Thousand Eight Hundred Thirty (814,830) shares of Preferred Stock are designated "Series C Preferred Stock," One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock are designated "Series D Preferred Stock", Two Million (2,000,000) shares of Preferred Stock are designated "Series E Preferred Stock" and Five Hundred Seventy-Six Thousand Nine Hundred Twenty-Three (576,923) shares of Preferred Stock are designated Series F Preferred Stock. The respective rights, preferences, privileges and restrictions of the Series A Preferred
Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are specified below.

        1. DIVIDENDS. The holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive dividends at the rate of:


                (a) $0.0764 per annum on each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares);

                (b) $0.7136 per annum on each outstanding share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares);

                (c) $0.7136 per annum on each outstanding share of Series B-1 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares);

                (d) $1.00 per annum on each outstanding share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares);

                (e) $1.04 per annum on each outstanding share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares); and

                (f) $1.20 per annum on each outstanding share of Series E Preferred Stock;

                (g) $1.04 per annum on each outstanding share of Series F Preferred Stock;

payable out of funds legally available therefor. Such dividends shall be payable only when, as and if declared by the board of directors and shall be noncumulative. No dividends (other than those payable solely in the Common Stock of the corporation) shall be paid on any Series C Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock during any fiscal year of the corporation until dividends in the total amount of (i) $1.04 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series D Preferred Stock and Series F Preferred Stock (ii) $1.20 per share (as adjusted for any stock dividends, contributions or splits with respect to such shares) on the Series E Preferred Stock shall have been paid or declared and set apart during that fiscal year. Payments of any dividends to the holders of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend rates set

                                       2.
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forth herein. No dividends (other than those payable solely in the Common Stock of the corporation) shall be paid on any Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock during any fiscal year of the corporation until dividends in the total amount of $1.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series C Preferred Stock shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the corporation) shall be paid on any Series B Preferred Stock, Series A Preferred Stock or Common Stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.7136 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series B-1 Preferred Stock shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the corporation) shall be paid on any Series A Preferred Stock or Common Stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.7136 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series B Preferred Stock shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the corporation) shall be paid on any Common Stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.0764 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Preferred Stock shall have been paid or declared and set apart during that fiscal year. No right shall accrue to holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

        2. LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, distributions to the stockholders of the corporation shall be made in the following manner:

                (a) The holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.9545 per share of Series A Preferred Stock, $8.92 per share of Series B Preferred Stock, $8.92 per share of Series B-1 Preferred Stock, $12.50 per share of Series C Preferred Stock, $13.00 per share of Series D Preferred Stock, $15.00 per share of Series E Preferred Stock and $13.00 per share of Series F Preferred Stock (each as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share for each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on the liquidation date. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock,
     Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock,
     Series B-1 Preferred Stock,

                                       3.
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     Series C Preferred Stock, Series D Preferred Stock, Series E Preferred
     Stock and Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                (b) After payment to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the full amounts to which they shall be entitled as provided in Section 2(a) above, the holders of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series B-1 Preferred Stock and Common Stock shall be entitled to receive ratably on a per share basis (based upon the number of shares of Common Stock into which each share of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series B-1 Preferred Stock is then convertible) all the remaining assets until, as to the holders of Series F Preferred Stock, such holders have received pursuant to this Section 2(b) (excluding all amounts received pursuant to Section 2(a) above) an additional amount of $6.50 per share then held by them, adjusted for any stock dividends, combinations or splits with respect to such shares, as to the holders of Series E Preferred Stock, such holders have received pursuant to this Section 2(b) (excluding all amounts received pursuant to Section 2(a) above) an additional amount of $7.50 per share then held by them, adjusted for any stock dividends, combinations or splits with respect to such shares, as to the holders of Series D Preferred Stock, such holders have received pursuant to this Section 2(b) (excluding all amounts received pursuant to Section 2(a) above) an additional amount of $6.50 per share then held by them, adjusted for any stock dividends, combinations or splits with respect to such shares and, as to the holders of Series B-1 Preferred Stock, such holders have received pursuant to this Section 2(b) (excluding all amounts received pursuant to Section 2(a) above) an additional amount of $8.92 per share then held by them, adjusted for any stock dividends, combinations or splits with respect to such shares.

                (c) After payment to the holders of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and the Common Stock of the full amounts to which they shall be entitled as provided in Sections 2(a) and (b) above, the entire remaining assets and funds of the corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

                (d) For purposes of this Section 2, any acquisition of the corporation by means of a merger or other form of corporate reorganization in which outstanding shares of the corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), or a sale of all or substantially all of the assets of the corporation, or any transaction or series of related transactions by the corporation in which in excess of fifty percent (50%) of the corporation's voting power is transferred, shall be treated as a liquidation, dissolution or winding up of the corporation.

        3. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have conversion rights as follows:

                (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible, at the option of the

                                       4.
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     holder thereof, at the office of the corporation or any transfer agent for such stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate," determined as hereinafter provided, then in effect by the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock being converted by such holder.

                The conversion rate in effect at any time for conversion of the shares of Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing $0.9545 by the "Series A Conversion Price," determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing $8.92 by the "Series B Conversion Price," determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series B-1 Preferred (the "Series B-1 Conversion Rate") shall be the quotient obtained by dividing $8.92 by the "Series B-1 Conversion Price," determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series C Preferred (the "Series C Conversion Rate") shall be the quotient obtained by dividing $12.50 by the "Series C Conversion Price" determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series D Preferred (the "Series D Conversion Rate") shall be the quotient obtained by dividing $13.00 by the "Series D Conversion Price" determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series E Preferred (the "Series E Conversion Rate") shall be the quotient obtained by dividing $15.00 by the "Series E Conversion Price" determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The conversion rate in effect at any time for conversion of the shares of Series F Preferred (the "Series F Conversion Rate") shall be the quotient obtained by dividing $13.00 by the "Series F Conversion Price" determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion.

                The conversion price for the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $0.9545. The conversion price for the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $8.92. The conversion price for the Series B-1 Preferred Stock (the "Series B-1 Conversion Price") shall initially be $8.92. The conversion price for the Series C Preferred Stock (the "Series C Conversion Price") shall initially be $12.50. The conversion price for the Series D Preferred Stock (the "Series D Conversion Price") shall initially be $13.00. The conversion price for the Series E Preferred Stock (the "Series E Conversion Price") shall initially be $15.00. The conversion price for the Series F Preferred Stock (the "Series F Conversion Price") shall initially be $13.00. The initial Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall be adjusted as hereinafter provided.

                (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion

                                       5.
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     Rate upon the date specified by vote or written consent of holders of at least two-thirds of the shares of the Series A Preferred Stock; each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series B Conversion rate upon the date specified by vote or written consent of holders of at least two-thirds of the shares of the Series B Preferred Stock; each share of Series B-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series B-1 Conversion Rate upon the date specified by vote or written consent of holders of at least two-thirds of the shares of the Series B-1 Preferred Stock; each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Rate upon the date specified by vote or written consent of holders of at least two-thirds of the shares of the Series C Preferred Stock; each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series D Conversion Rate upon the date specified by vote or written consent of holders of at least two-thirds of the shares of the Series D Preferred Stock; each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series E Conversion Price upon the date specified by vote or written consent of holders of at least two-thirds of the shares of Series E Preferred Stock and each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series F Conversion Price upon the date specified by vote or written consent of holders of at least two-thirds of the shares of Series F Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate for such series immediately upon the closing of the sale of the corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the corporation, the aggregate proceeds to the corporation and/or any selling stockholders (after deduction for underwriters' discounts) of which exceed $10,000,000 (a "Qualified Public Offering"). Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Rate immediately upon the earlier of (i) the closing of the sale of the corporation's Common Stock in a Qualified Public Offering at a price per share equal to or exceeding $12.50 (as adjusted for any stock dividends, combinations or splits with respect to such shares) or (ii) the end of any twenty (20) day period after a Qualified Public Offering during which the closing sales price per share (or closing bid, if no sales were reported) of the Common Stock of the corporation as quoted on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap, was at least $12.50 (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each day during such period. Each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series D Conversion Rate , Series E Conversion Rate or Series F Conversion Rate, as the case may be, immediately upon the closing of the sale of the corporation's Common Stock in a Qualified Public Offering at a price per share equal to or exceeding $13.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                (c) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly

                                       6.

     endorsed, at the office of the corporation or any transfer agent for such stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (d)  ADJUSTMENTS TO CONVERSION PRICES FOR STOCK DIVIDENDS AND
     FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK.   In the event that this
     corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Preferred Conversion Price and Series F Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                (e) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be changed into the same or a different number of shares of any other class of classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3(d) above or a merger or other reorganization referred to in Section 2(d) above), the Series A Conversion Price, the Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class of classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1

                                       7.

     Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock immediately before that change.

                (f) ADJUSTMENT TO SERIES C CONVERSION PRICE, SERIES D CONVERSION PRICE SERIES E CONVERSION PRICE AND SERIES F CONVERSION PRICE.

                     (1) SALE OF SHARES BELOW SERIES C CONVERSION PRICE. If at any time or from time to time the corporation issues or sells, or is deemed by the express provisions of this subsection (f) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 3(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3(d) above, for an Effective Price (as hereinafter defined) less than the then effective Conversion Price for the Series C Preferred Stock, then, and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (f)(4)) by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock actually outstanding, (B) the number of shares of Common Stock that have been issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and (C) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, which Preferred Stock could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities on the day immediately preceding the given date.

                     (2) SALE OF SHARES BELOW SERIES D CONVERSION PRICE. If at any time or from time to time the corporation issues or sells, or is deemed by the express provisions of this subsection (f) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3(d) above, for an

                                       8.

     Effective Price less than the then effective Conversion Price for the Series D Preferred Stock, then, and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (f)(4)) by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock actually outstanding, (B) the number of shares of Common Stock that have been issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and (C) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, which Preferred Stock could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities on the day immediately preceding the given date.

                     (3) SALE OF SHARES BELOW SERIES E CONVERSION PRICE. If at any time or from time to time the corporation issues or sells, or is deemed by the express provisions of this subsection (f) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3(d) above, for an Effective Price less than the then effective Conversion Price for the Series E Preferred Stock, then, and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue

                                       9.

     or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (f)(4)) by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock actually outstanding, (B) the number of shares of Common Stock that have been issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and (C) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, which Preferred Stock could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities on the day immediately preceding the given date.

                (4) SALE OF SHARES BELOW SERIES F CONVERSION PRICE. If at any time or from time to time the corporation issues or sells, or is deemed by the express provisions of this subsection (f) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3(d) above, and other than a subdivision or combination of shares of Common Stock as provided in Section 3(d) above, for an Effective Price less than the then effective Conversion Price for the Series F Preferred Stock, then, and in each such case, such Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (f)(4)) by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock actually outstanding, (B) the number of shares of Common Stock that have been issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and (C) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock,

                                      10.

     which Preferred Stock could be obtained through the exercise or conversion of all other rights, options, warrants and convertible securities on the day immediately preceding the given date.

                (5)  For the purpose of making any adjustment required under
     Section 3(f)(1), (2), or (3) the consideration received by the corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the corporation in connection with such issue or sale but without deduction of any expenses payable by the corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights, options or warrants to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities, rights, options or warrants.

                (6) For the purpose of any adjustment required under Section 3(f)(1), (2), or (3) if the corporation issues or sells any rights, options or warrants for the purchase of Common Stock or Preferred Stock, or stock or other securities convertible, exercisable or exchangeable into Common Stock or Preferred Stock (such rights, options or warrants for the purchase of Common Stock or Preferred Stock, or stock or other securities convertible, exercisable or exchangeable into Common Stock or Preferred Stock being herein referred to as "Convertible Securities"), and if the Effective Price of such Convertible Securities is less than the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as applicable, in each case, the maximum number of shares of Common Stock issuable upon exercise, exchange and/or conversion thereof shall be deemed to be Additional Shares of Common Stock as of the date of issuance of the Convertible Securities and the corporation shall be deemed to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the corporation for the issuance of such Convertible Securities, plus the minimum amount of consideration, if any, payable to the corporation upon the exercise, exchange or conversion of the Convertible Securities; provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the corporation upon the exercise, exchange or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the corporation upon the exercise, exchange or conversion of such Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the corporation upon the exercise, exchange or conversion of such Convertible Securities. No further adjustment of the Series C Conversion Price, Series D Conversion Price , Series E Conversion Price or Series F Conversion Price, as applicable, as adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock

                                      11.

     on the exercise, exchange or conversion of any such Convertible Securities. If any such exercise, exchange or conversion privilege represented by any such Convertible Securities shall expire without having been exercised, exchanged or converted, the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, as adjusted upon the issuance of such Convertible Securities, shall be readjusted to the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise, exchange or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the corporation upon such exercise, exchange or conversion, plus the consideration, if any, actually received by the corporation for the issuance of such Convertible Securities whether or not exercised, exchanged or converted; provided that such readjustment shall not apply to prior conversions of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable.

                     (7) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the corporation or deemed to be issued pursuant to this Section 3(f), whether or not subsequently reacquired or retired by the corporation other than (1) shares of Common Stock issued upon conversion of the Series A, Series B, Series B-1, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; (2) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants or advisors to the corporation or any subsidiary in connection with the provision of the services to the same pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) shares of Common Stock issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all assets or other reorganization; (4) shares of Common Stock issued in connection with equipment lease financing arrangements, credit agreements or other commercial transactions approved by the Board of Directors; and (5) shares of Common Stock issued pursuant to a corporate strategic partner transaction involving the license of technology, establishment of a joint venture, research and development agreement, product development or marketing agreement, or other similar arrangement.

                     (8) The "Effective Price" of Additional Shares of Common Stock or Convertible Securities, as applicable, shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock or Convertible Securities, as applicable, issued or sold, or deemed to have been issued or sold by the corporation under this Section 3(f), into the aggregate consideration received, or deemed to have been received by the corporation for such issue under this Section 3(f), for such Additional Shares of Common Stock or Convertible Securities, as applicable.

                (g) NO IMPAIRMENT. The corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the

                                      12.

     provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock against impairment.

                (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this
     Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock a certificate executed by the corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price at the time in effect and
     (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

                (i) NOTICES OF RECORD DATE. In the event that the corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the corporation shall send to the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock:

                     (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                     (2)  in the case of the matters referred to in (iii) and
     (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                (j) ISSUE TAXES. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of

                                      13.

     Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these certificate.

                (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                (m)  NOTICES.  Any notice required by the provisions of this
     Section 3 to be given to the holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the address for such holder appearing on the books of the corporation.

        4. VOTING RIGHTS. Each holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D

                                      14.

Preferred Stock, Series E Preferred Stock or Series F Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

        5. NO REISSUANCE OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES B-1 PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK OR SERIES F PREFERRED STOCK. No share or shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the corporation shall be authorized to issue.

        6. COVENANTS. In addition to any other rights provided by law, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class and on an as-converted basis:

                (a) amend or repeal any provision of, or add any provision to, this corporation's Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;


                (b) create (by reclassification or otherwise) or issue shares of any class or series of stock having preferences prior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock with respect to voting, dividends or upon liquidation;

                (c)  declare or pay a cash dividend on the Common Stock; or

                (d) sell, lease, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation immediately after which merger or consolidation (including any series of related transactions) the stockholders of the corporation shall hold less than fifty percent (50%) of the voting power of the surviving corporation.

                                      15.

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

        2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I , Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        3. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding stock of voting stock of the Corporation, entitled to vote at an election of directors (the "Voting Stock").

        4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director

                                      16.

elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

        5. In the event that Section 2115(a) of the California Corporations Code is applicable to this corporation, then the following shall apply:

                (a) Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit;

                (b) No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the corporation, prior to the voting, (ii) the stockholder has given advance notice to the corporation of the intention to cumulative votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes; and

                (c) If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

        6. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

                (a) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                (b) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of the stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

                (c) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

        1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for

                                      17.

liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        2. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        1. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

                                     VIII.

     The name and the mailing address of the Sole Incorporator is as follows:

                         Ron A. Metzger
                         Cooley Godward LLP
                         One Maritime Plaza
                         20th Floor
                         San Francisco, CA 94111

     IN WITNESS WHEREOF, this Certificate has been subscribed this 11th day of June, 1998 by the undersigned who affirms that the statements made herein are true and correct.




                                    /s/ RON A. METZGER
                                    -----------------------------
                                    RON A. METZGER
                                    Sole Incorporator

                                      18.